C O N T E N T S




                                                                            Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS..................................................1


FINANCIAL STATEMENTS

     Balance sheets..........................................................2-3
     Statements of income....................................................4-7
     Statements of changes in partners' equity.................................8
     Statements of cash flows...............................................9-10
     Notes to financial statements.........................................11-14

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Colonial Village Roseville
(A California Limited Partnership)
Roseville, California




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 2003 and 2002, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




                                                 /s/ Bernard E. Rea, CPA

Stockton, California
February 11, 2004

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2003 and 2002




                  ASSETS                                                         2003                   2002
                                                                              ------------           ------------

CURRENT ASSETS
     Cash                                                                     $    55,090            $    10,583
     Rents receivable                                                                 - -                    - -
     Other receivables                                                                - -                    - -
     Prepaid expense                                                                4,556                  4,117
                                                                              ------------           ------------
                  Total current assets                                        $    59,646            $    14,700
                                                                              ------------           ------------


RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits                                               $    28,609            $    28,235
     Replacement reserve escrow                                                   135,245                127,477
                                                                              ------------           ------------
                                                                              $   163,854            $   155,712
                                                                              ------------           ------------


PROPERTY AND EQUIPMENT, AT COST
     Land                                                                     $   315,303            $   315,303
     Building                                                                   4,808,665              4,808,665
     Equipment                                                                    177,478                177,478
                                                                              ------------           ------------
                                                                              $ 5,301,446            $ 5,301,446
     Less accumulated depreciation                                              1,727,809              1,550,785
                                                                              ------------           ------------
                                                                              $ 3,573 ,637           $  3,750,661
                                                                              ------------           ------------

OTHER ASSETS
     Deferred charges, less accumulated
         amortization of $44,514 and $39,301                                  $    88,908            $    94,121
                                                                              ------------           ------------
                                                                              $    88,908            $    94,121
                                                                              ------------           ------------




                                                                              $ 3,886,045            $ 4,015,194
                                                                              ============           ============







See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2003 and 2002


                                                                                 2003                   2002
                                                                              ------------           ------------
                  LIABILITIES AND PARTNERS' EQUITY



CURRENT LIABILITIES
     Current maturities of long-term debt                                     $    37,331            $    34,583
     Accounts payable                                                               4,571                 13,535
     Accounts payable - general partner                                             9,238                  8,230
     Accrued expense                                                                  800                    800
     Developer fees payable                                                        11,303                 96,303
     Advances from general partner, without
         interest, due date, or collateral                                            - -                    - -
     Accrued interest                                                                 - -                    - -
                                                                              ------------           ------------
                  Total current liabilities                                   $    63,243            $   153,451
                                                                              ------------           ------------



DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits                                               $    24,600            $    26,300
     Prepaid rents                                                                    - -                    - -
                                                                              ------------           ------------
                                                                              $    24,600            $    26,300
                                                                              ------------           ------------


LONG-TERM DEBT
     Mortgage payable, less current maturities                                $ 1,939,705            $ 1,977,036
     Developer fees payable                                                           - -                    - -
                                                                              ------------           ------------
                                                                              $ 1,939,705            $ 1,977,036
                                                                              ------------           ------------
COMMITMENT


PARTNERS' EQUITY                                                              $ 1,858,497            $ 1,858,407
                                                                              ------------           ------------




                                                                              $ 3,886,045            $ 4,015,194
                                                                              ============           ============







See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2003 and 2002




                                                                                 2003                   2002
                                                                              -------------          ------------
RENTAL INCOME
     Apartments                                                               $    528,822           $   462,853
     Tenant assistance payments                                                        - -                   - -
     Furniture and equipment                                                           - -                   - -
     Commercial                                                                        - -                   - -
     Parking spaces                                                                    - -                   - -
     Subsidy income                                                                    - -                   - -
     Miscellaneous                                                                     - -                   - -
                                                                              -------------          ------------
            Net rental revenue                                                $    528,822           $   462,853
                                                                              -------------          ------------


FINANCIAL REVENUE
     Interest Income - project operations                                     $        - -           $     2,862
     Income from investments - replacement reserve                                   2,027                 3,689
     Income from investments - operating reserve                                       100                   385
     Income from investments - miscellaneous                                           - -                   - -
                                                                              -------------          ------------
         Sub-total financial revenue                                          $      2,127           $     6,936
                                                                              -------------          ------------


OTHER REVENUE
     Laundry and vending                                                      $      4,704           $     6,953
     NSF and late charges                                                              641                   925
     Damage and cleaning fees                                                        8,252                 7,180
     Forfeited tenant security deposits                                                - -                   - -
     Other revenue                                                                   1,232                 2,082
                                                                              -------------          ------------
         Sub-total other revenue                                              $     14,829           $    17,140
                                                                              -------------          ------------


                   Total revenues                                             $    545,778           $   486,929
                                                                              =============          ============











See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002




                                                                                 2003                   2002
                                                                              -------------          ------------
OPERATING EXPENSES

     Renting expenses
         Advertising                                                          $        491           $       - -
         Miscellaneous renting expenses                                                - -                   836
                                                                              -------------          ------------
            Sub-total renting expenses                                        $        491           $       836
                                                                              -------------          ------------

     Administrative expenses
         Office salaries                                                      $        - -           $       - -
         Office supplies                                                             1,611                 1,753
         Office rent                                                                   - -                   - -
         Management fee                                                             32,928                32,256
         Manager's salary                                                           17,967                19,332
         Manager rent free unit                                                     10,464                10,159
         Legal expense                                                                 510                   844
         Audit expense                                                               6,269                 4,900
         Bookkeeping / accounting services                                             - -                   - -
         Telephone and answering service                                             1,518                 1,534
         Bad debts                                                                   3,514                 2,936
         Miscellaneous administrative expenses                                       9,134                 9,326
                                                                              -------------          ------------
            Sub-total administrative expenses                                 $     83,915           $    83,040
                                                                              -------------          ------------

     Utilities expense
         Fuel oil / coal                                                      $        - -           $       - -
         Electricity                                                                 4,874                 5,905
         Water                                                                       3,476                 3,509
         Gas                                                                         3,331                 2,418
         Sewer                                                                       5,830                 6,609
                                                                              -------------          ------------
            Sub-total utilities expense                                       $     17,511           $    18,441
                                                                              =============          ============












See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002




                                                                                  2003                   2002
                                                                              --------------         --------------
     Operating and maintenance expense
         Janitor and cleaning payroll                                         $       8,958          $       4,552
         Janitor and cleaning supplies                                                  726                  1,863
         Janitor and cleaning contract                                                2,940                  1,865
         Exterminating payroll / contract                                               938                    849
         Exterminating supplies                                                         - -                    - -
         Garbage and trash removal                                                    7,336                  8,309
         Security payroll / contract                                                    - -                    - -
         Grounds payroll                                                                - -                    - -
         Grounds supplies                                                             1,510                     50
         Grounds contract                                                            10,097                  7,469
         Repairs payroll                                                             22,696                 24,544
         Repairs material                                                             3,833                  3,583
         Repairs contract                                                            10,200                 12,183
         Elevator maintenance / contract                                                - -                    - -
         Heating / cooling repairs and maintenance                                      - -                    - -
         Swim pool maintenance / contract                                               - -                    - -
         Snow removal                                                                   - -                    - -
         Decorating payroll / contract                                                1,284                  2,535
         Decorating supplies                                                          2,841                  2,860
         Vehicle and maintenance equipment o & r                                        - -                    - -
         Miscellaneous operating and maint. expenses                                  5,748                  3,019
                                                                              --------------         --------------
            Sub-total operating & maint. expense                              $      79,107          $       3,681
                                                                              --------------         --------------

     Taxes and insurance
         Real estate taxes                                                    $         315          $          64
         Payroll taxes                                                                4,433                  3,891
         Miscellaneous taxes, licenses, and permits                                     800                    800
         Property and liability insurance                                             6,480                  5,660
         Fidelity bond insurance                                                        - -                    - -
         Workman's compensation                                                      11,230                  4,951
         Health insurance and other employee benefits                                 6,077                  7,270
         Other insurance                                                                - -                    - -
                                                                              --------------         --------------
            Sub-total taxes & insurance                                       $      29,335          $      22,636
                                                                              --------------         --------------

                   Total operating expenses                                   $     210,359          $     198,634
                                                                              ==============         ==============





See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002




                                                                                  2003                   2002
                                                                              --------------         --------------
OTHER EXPENSES
     Interest expense - mortgage                                              $     153,092          $     155,638
     Interest expense - notes                                                           - -                    - -
     Miscellaneous financial expense                                                    - -                    - -
     Depreciation and amortization                                                  182,237                189,634
     Non project expenses                                                               - -                    - -
                                                                              --------------         --------------
         Sub-total other expenses                                             $     335,329          $     345,272
                                                                              --------------         --------------

                   Total expenses                                             $     545,688          $     543,906
                                                                              --------------         --------------

                   Net income (loss)                                          $          90          $     (56,977)
                                                                              ==============         ==============










See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 2003 and 2002



                                                                                   General                  Limited
                                                        Total                      Partner                  Partner
                                                    ---------------             -------------           ----------------

Partners' equity
     December 31, 2001                              $    1,923,884              $     44,850            $    1,879,034

Partners' capital
     contributions                                             - -                       - -                       - -

Partners' capital
     distributions                                          (8,500)                      - -                    (8,500)

Net income (loss)                                          (56,977)                     (570)                  (56,407)
                                                    ---------------             -------------           ----------------
Partners' equity
     December 31, 2002                              $    1,858,407              $     44,280            $    1,814,127

Partners' capital
     contributions                                             - -                       - -                       - -

Partners' capital
     distributions                                             - -                       - -                       - -

Net income (loss)                                               90                         1                        89
                                                    ---------------             -------------           ----------------
Partners' equity
     December 31, 2003                              $    1,858,497              $     44,281            $    1,814,216

                                                    ===============             =============           ================
Percentage at
     December 31, 2003                                         100%                        1%                       99%
                                                    ===============             =============           ================














See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002




                                                                                   2003                  2002
                                                                              --------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                        $          90         $      (56,977)
     Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                              182,237                189,634
         Change in assets and liabilities:
          Decrease (increase) in:
            Prepaid expenses                                                           (439)                  (867)
            Tenants' security deposits                                                 (374)                  (822)
            Rents receivable                                                            - -                    - -
            Other receivables                                                           - -                    - -
          Increase (decrease) in:
            Accounts payable                                                         (8,964)                 5,732
            Accounts payable - general partner                                        1,008                    493
            Accrued expenses                                                            - -                    - -
            Accrued interest                                                            - -                    - -
            Prepaid rents                                                               - -                    - -
            Tenants' security deposits                                               (1,700)                  (754)
                                                                              --------------        ---------------
                Net cash provided by (used in)
                    operating activities                                      $     171,858         $      136,439
                                                                              --------------        ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Funding of replacement reserve escrow                                    $     (17,839)        $      (14,866)
     Withdrawals from replacement reserve escrow                                     10,071                    - -
     Acquisition of property and equipment                                              - -                 (2,092)
                                                                              --------------        ---------------
                Net cash provided by (used in)
                   investing activities                                       $      (7,768)        $      (16,958)
                                                                              --------------        ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Partner contributions                                                    $         - -         $          - -
     Partner distributions                                                              - -                 (8,500)
     Advances from general partner                                                      - -                    - -
     Payment of development fees payable                                            (85,000)              (218,750)
     Principal payments on long-term debt                                           (34,583)               (32,038)
                                                                              --------------        ---------------
                Net cash provided by (used in)
                   financing activities                                       $    (119,583)        $     (259,288)
                                                                              ==============        ===============




See Notes to Financial Statements.
                                      - 9 -

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2003 and 2002




                                                                                  2003                 2002

                                                                              -------------       -----------------
                Increase (decrease) in cash and
                   cash equivalents                                           $     44,507        $    (139,807)

Cash and cash equivalents
     Beginning                                                                      10,583              150,390
                                                                              -------------       -----------------
     Ending                                                                   $     55,090        $      10,583
                                                                              =============       =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest                               $    153,092        $     155,638
                                                                              =============       =================








See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     BASIS OF ACCOUNTING
     -------------------

     The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

     CAPITALIZATION AND DEPRECIATION
     -------------------------------

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:


                                                                  Years
                                                                  -----

               Buildings                                           27.5
               Equipment                                              7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     CASH AND CASH EQUIVALENTS
     -------------------------

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

     AMORTIZATION
     ------------

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                                  Years
                                                                  -----

               Deferred debt expense                                 30
               Tax credit monitoring fee                             15

     Income Taxes
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS



Note 1 - Summary of Significant Accounting Policies (continued)

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

     PERSONAL ASSETS AND LIABILITIES
     -------------------------------

     In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

      SFAs NO. 144
      ------------

     Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.


NOTE 2 - ORGANIZATION

     Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the California Community Reinvestment Corporation (CCRC), a California nonprofit public benefit corporation governs the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

     The Partnership has one general partner, Project Go Inc., a 501(c) (3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


Note 3 - Restricted deposits and Funded reserves

     In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with CCRC, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.


                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - Deferred charges

      Deferred charges as of December 31, 2003 and 2002, consists of the following:


                                                                 2003                 2002
                                                           ---------------      ----------------

      Deferred debt expense                                $       110,462      $       110,462
      Tax credit monitoring fee                                     22,960               22,960
                                                           ---------------      ---------------

                                                           $       133,422      $       133,422
              Less accumulated amortization                         44,514               39,301
                                                           ---------------      ---------------


                                                           $        88,908      $        94,121
                                                           ===============      ===============


Note 5 - Long-Term Debt

     Long-Term debt consisted of a permanent loan with CCRC in face amount of $2,200,000.

     Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of
     December 31, 2003, the current interest rate, and minimum monthly payment due is 7.67% and $15,639.62, respectively.

      The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

                  December 31,      2004                                        $        37,331
                                    2005                                                 40,297
                                    2006                                                 43,499
                                    2007                                                 46,955
                                    2008                                                 50,686
                                 Thereafter                                           1,758,268
                                                                                ----------------
                                    TOTAL                                       $     1,977,036
                                                                                ================

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     MANAGEMENT FEE
     --------------

     In accordance with the Management Agreement, the Partnership paid Project Go, Inc., the general partner, a management fee during 2003 in the amount of $32,928, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 7% of the project's rental income.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES (continued)

     DEVELOPER FEES
     --------------

     In accordance with the Partnership Agreement, the Partnership agreed to pay the general partner a development fee of $648,000 for services rendered to the Partnership for overseeing the development and construction of the project. However, during 1995, $3,526, of this amount was waived by the general partner in accordance with the limitations imposed by the California Tax Credit Allocation Committee.

     Payment of the development fee is to be paid from future operational cash flows.

     The developer fee has been capitalized into the basis of the building.


Note 7 - Commitment

     The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


Note 8 - Current VULNERABILITY due to certain concentrations

     The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.